                                                                   Exhibit 99(n)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-2 of our report dated August 18, 2003, relating to the statement of assets and liabilities of MBIA Capital/Claymore Managed Duration Investment Grade Municipal Fund, which appears in such Registration Statement. We also consent to the reference to us under the heading "Independent Auditors and Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

New York, NY

October 17, 2003